Exhibit 1

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) No. 33.30029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE EXTRAORDINARY

GENERAL SHAREHOLDERS’ MEETING

(Summary draft, in accordance with paragraph 1 of article 130 of Law No. 6,404/76)

1. Date, time and place: March 27, 2014, at 10:00 a.m., at the headquarters of Oi S.A. (the “Company”), at Rua do Lavradio No. 71, Centro, in the city and State Rio de Janeiro, Brazil.

2. Agenda: (1) approve the proposal to change the Company’s authorized capital limit, consequently amending article 6 of the Company’s By-Laws; (2) ratify the hiring of Banco Santander (Brasil) S.A. (“Banco Santander”) to prepare the valuation report concerning the assets that Portugal Telecom SGPS S.A. (“Portugal Telecom”) will contribute to the Company’s capital stock; (3) approve the valuation report concerning the assets that Portugal Telecom will contribute to the Company’s capital stock (the “PT Assets”); and (4) approve the proposed value of the PT Assets, for the purposes of contributing such to the Company’s capital stock, being paid-in with shares to be issued by the Company.

3. Call Notice: Call notices were published in the Official Diary of Rio de Janeiro, Part V, on February 21, 2014, page 16; February 24, 2014, page 4; February 25, 2014, page 13; and in the newspaper Valor Econômico – Edição Nacional, on February 21, 22 and 23, 2014, each page B11; February 24, 2014, page C11; and February 25, 2014, page B10; in accordance with the heading and paragraph 1 of Article 124 of Law No. 6,404/76.

3.1. All documents required by Law No. 6,404/76 (the “Brazilian Corporations Law”) and by the applicable CVM regulations with respect to matters to be deliberated on at this Extraordinary General Shareholders’ Meeting were made available to the Company’s shareholders through the IPE system of the Brazilian Securities Regulator (Comissão de Valores Mobiliários, the “CVM”) from the moment of publication of the Call Notice on February 21, 2014.

4. Attendance: Shareholders representing at least 75.96% of the Company’s voting capital, or 454,986,687 common shares, according to the registrations and signatures contained in Shareholders’ Attendance Book, were present. Furthermore,

Zeinal Abedin Mahomed Bava, the Company’s Chief Executive Officer, Bayard De Paoli Gontijo, the Company’s Chief Financial Officer and Investor Relations Officer, and Maria Gabriela Campos da Silva Menezes, the Company’s representative and Counsel, as well as Allan Kardec de Melo Ferreira, Chairman and representative of the Fiscal Council, Manuel Fernandes, representing KPMG Auditores Independentes, and Luis Enrique Devis and Bruno Henrique Lopez Lima, representatives of Banco Santander, who made themselves available to the shareholders to clarify and provide information concerning the valuation report of the PT Assets, in accordance with the provisions of Article 8 of the Brazilian Corporations Law.

5. Board: Having confirmed quorum, and in accordance with the provisions of Article 17 of the Company’s By-Laws, the Shareholders’ Meeting was instated, with Luiz Antonio de Sampaio Campos, proxy vested with specific powers, as chairman, and Rafael Padilha Calábria, as Secretary.

6. Deliberations: As proposed by the Chairman, the shareholders present unanimously agreed to draft these minutes to the Extraordinary General Shareholders’ Meeting in summary form, as well as omit in publication the signatures of those present, pursuant to Article 130 of the Brazilian Corporations Law. The reading of the Agenda and related documents was unanimously waived by the shareholders. Furthermore, the shareholders also decided:

6.1. by majority, representing 88.13% of the votes, abstentions and contrary votes being recorded, to approve the proposal by the Company’s Board of Directors to change the Company’s authorized capital limit, consequently amending article 6 of its By-Laws, which will come to be worded as follows: “Article 6—The Company is authorized to increase its capital stock, by decision of the Board of Directors, in the form of common and preferred shares, until the value of its capital stock reaches R$34,038,701,741.49, not exceeding the legal limit of  2⁄3 (two thirds) of the capital stock being without voting rights in the case of the issuance of preferred shares.”

6.2. by majority, representing 88.97%, with Bratel Brasil S.A.’s abstention and contrary votes being recorded at the end of these minutes, to ratify the hiring of Banco Santander to prepare the valuation report of the PT Assets (the “Valuation Report”) to be contributed to the Company’s capital stock.

6.3. by majority, representing 88.97% of the votes, with Bratel Brasil S.A.’s abstention and contrary votes being recorded at the end of these minutes, after analyzing and discussing, and after the representatives of Banco Santander clarified and presented information to the Company’s shareholders, to approve the Valuation Report, which has been initialed by the Board and is annexed hereto.

6.4. by majority, representing 88.97% of the votes, with Bratel Brasil S.A.’s abstention and contrary votes being recorded at the end of these minutes, after analyzing and discussing, and after the representatives of the Company clarified and presented information to the Company’s shareholders, to approve the proposed value of the PT Assets, for the purposes of contributing such to the Company’s capital stock, being paid-in with shares to be issued by the Company, of R$5,709,900,000.00 (five billion seven hundred nine million nine hundred thousand Reais), equivalent to €1,750,000,000.00 (one billion seven hundred fifty million Euros), using the average closing rate for the purchase and sale of Euros released by the Brazilian Central Bank’s SisBacen, operation PTAX-800, currency 978, on February 20, 2014, the business day immediately prior to first publication of the Call Notice to this Meeting.

7. Declarations, Abstentions and Contrary Votes: The written protests and contrary votes received by the Board were recorded and filed with the Company. Bratel Brasil S.A., a subsidiary of Portugal Telecom SGPS, S.A., abstained from voting in respect of matters relating to the Valuation Report and items (2) through (4) of the Agenda. With respect to item (1) on the Agenda, shareholders representing 11.87% of the votes cast contrary votes, either verbally or in writing, and shareholders representing 1.0% of the common shares present abstained, either verbally or in writing. With respect to items (2). (3) and (4) of the Agenda, shareholders representing 11.03% of the votes cast contrary votes, either verbally or in writing, and shareholders representing 9.03% of the common shares present abstained, either verbally or in writing.

8. Closing: Nothing further to discuss, this Shareholders’ Meeting was adjourned and these minutes were drafted, read and approved by shareholders constituting the quorum required to approve the deliberations above. /s/ Luiz Antonio de Sampaio Campos—Chairman; Rafael Padilha Calábria—Secretary; Allan Kardec de Melo Ferreira—Chairman and representative of the Fiscal Council; Bayard de Paoli Gontijo—the Company’s Chief Financial Officer and Investor Relations Officer; Manuel Fernandes—representative of KPMG Auditores Independentes and Luis Enrique Devis and Bruno Henrique Lopez Lima—representatives of Santander; and Shareholders: TELEMAR PARTICIPAÇÕES S.A., VALVERDE PARTICIPAÇÕES S.A., BRATEL BRASIL S.A., THE BANK OF NEW YORK ADR DEPARTMENT, CLUBE DE INVESTIMENTOS MUND, CLUBE DE INVESTIMENTOS ARGOS, CLUBE DE INVESTIMENTOS VINUM, CLUBE DE INVESTIMENTOS KYRIOS, CODEPE CORRETORA DE VALORES S.A., MUNDINVEST S/A—CORRETORA DE CAMBIO E VALORES MOBILIARIOS, LUIZ EDUARDO FALCO PIRES CORREA, MARCONI BENETTI DE FREITAS MACIEL, EDUARDO HISSA SAFAR, LUCIO OTAVIO FERREIRA, SERGIO LUIZ DE MAGALHÃES LANZA, JOAO CARLOS DE MAGALHAES LANZA, ANA PAULA RAGAZZI, FUNDO DE

INVESTIMENTO MULTIMERCADO BDL CREDITO PRIVADO INVESTIMENTO NO EXTERIOR, NLCF FUND LP, NEON LIBERTY EMERGING MARKETS FUND LP, NEON LIBERTY LORIKEET MASTER FUND LP, POLO AÇÕES FUNDO DE INVESTIMENTO EM AÇÕES, POLO FUNDO DE INVESTIMENTO EM AÇÕES, POLO NORTE MASTER FIM, VINSON FUND LLC, ALASKA PERMANENT FUND, BP PENSION FUND, CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, CANADA PENSION PLAN INVESTMENT BOARD, CAPITAL INTERNATIONAL-EMERGING MARKETS TOTAL OPPORTUNITIES, EMERGING MARKETS EQUITY MANAGERS: PORTFOLIO 1 OFFSHORE MASTER L.P., EMPLOYEES’ RETIREMENT SYSTEM OF THE STATE OF HAWAII, FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND, FORD MOTOR COMPANY DEFINED BENEFIT MASTER TRUST, FORD MOTOR COMPANY OF CANADA LIMITED PENSION TRUST, FUTURE FUND BOARD OF GUARDIANS, LVIP BLACKROCK EMERGING MARKETS INDEX RPM FUND, SCHOOL EMPLOYEES RETIREMENT SYSTEM OF OHIO, PPL SERVICES CORPORATION MASTER TRUST, PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND, STATE OF CONNECTICUT RETIREMENT PLANS AND TRUST FUNDS, STATE OF OREGON, TEACHERS RETIREMENT SYSTEM OF TEXAS, THE FIRST CHURCH OF CHRIST IN BOSTON MASSACHUSETTS, THE HOSPITAL AUTHORITY PROVIDENT FUND SCHEME, THE MONETARY AUTHORITY OF SINGAPORE, THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO, UPS GROUP TRUST, UTAH STATE RETIREMENT SYSTEMS, VANGUARD EMERGING MARKETS STOCK INDEX FUND, VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD FUNDS PUBLIC LIMITED COMPANY, VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, WISDOMTREE EMERGING MARKETS EQUITY INCOME FUND, WISDOMTREE EMERGING MARKETS SMALLCAP DIVIDEND FUND, CAPITAL GUARDIAN ALL COUNTRY WORLD EQUITY FUND FOR TAX-EXEMPT TRUSTS, CAPITAL GUARDIAN EMERGING MARKETS EQUITY DC MASTER FUND, CAPITAL GUARDIAN EMERGING MARKETS EQUITY MASTER FUND, CAPITAL GUARDIAN EMERGING MARKETS RESTRICTED EQUITY FUND FOR TAX-EXEMPT TRUSTS, CAPITAL INTERNATIONAL EMERGING MARKETS FUND, CAPITAL INTERNATIONAL FUND JAPAN, CAPITAL INTERNATIONAL PORTFOLIOS, EMERGING MARKETS GROWTH FUND INC, JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND, NORGES BANK, STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL,

VANGUARD INVESTMENT SERIES PLC, VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OS VANGUARD STAR FUNDS, CLUBE DE INVESTIMENTOS THATUTATA, CAIXA DE PREVIDÊNCIA DOS FUNCOINÁRIOS DO BANCO DO BRASIL - PREVI, RHODES FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA ENDOWMENT FUNDO DE INVESTIMENTO MILTIMERCADO, SPARTA FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA INCOME FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA CONVEX LONG BIAS FUNDO DE INVESTIMENTO EM AÇÕES, ARGUCIA LLC, VANESSA MONTES DE MORAES, CLUBE DE INVESTIMENTO BEM EFICIENTE, CLUBE DE INVESTIMENTO JAPP, ATAULFO LLC, POSTO 12 LLC, LEBLON AÇOES MASTER FUNDO DE INVESTIMENTO EM AÇÕES, LEBLON PREVIDENCIA FUNDO DE INVESTIMENTO MULTIMERCADO, LEBLON AÇÕES INSTITUCIONAL MASTER FI EM AÇÕES, LEBLON EQUITIES HEDGE MASTER FIA, ADVANCED BRAZIL LEBLON EQUITIES FUND, AM3G FUNDO DE INVESTIMENTO EM AÇÕES, FERNANDO BASTOS DE AGUIAR, ARMANDO GUALHARDO NUNEZ GUERRA JUNIOR, JOSE AUGUSTO DA GAMA FIGUEIRA, CHISTIANA INGLEZ DE SOUZA SCIAUDONE, SERGIO I ESKENAZI PERNIDJI, CRISTINA SORETH SOAREZ PINHO GONÇALVES, BRUNO CONSTANTINO ALEXANDRE DOS SANTOS, BNDES PARTICIPAÇÕES S.A. - BNDESPAR, FUNDO DE INVESTIMENTO EM AÇÕES MISTYQUE, MARCOS DUARTE SANTOS, CYNTHIA PORTO DE MELO VALENCA, VINCI GAS CANOY DIVIDENDOS FUNDO DE INVESTIMENTO EM AÇÕES, CLUBE DE INVESTIMENTO METTA, HELOISA TEIXEIRA MAGALHÃES, TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE ACOES, PANORAMICA LOCADORA DE SERVIÇOS LTDA, SPONCHIADO ADMINITRADORA DE CONSORCIOS LTDA, VERA BEATRIZ TROGLIO SPONCHIADO, CARLOS ALBERTO SPONCHIADO VICTOR ADLER, RAUL WELSCH, ROSANE MORAS COUTINHO DE OLIVEIRA, SPONCHIADO JARDINE VEICULOS LTDA, TOTAL RETURN INVESTIMENT LLC, BTG ARF BRAZIL INVESTIMENTS LP, BTG GEMM BRAZIL IINVESTIMENTS LP, BTG PACTUAL ABSOLUTO LS MASTER FUNDO DE INVESTIMENTO DE ACOES, BTG PACTUAL HEDGE PLUS FUNDO DE INVESTIMENTO MULTIMERCADO, BTG PACTUAL LOCAL FUNDO DE INVESTIMENTO MULTIMERCADO, MULTI ACOES FUNDO DE INVESTIMENTO DE ACOES, BTG PACTUAL MULTISTRATEGIES ADVANCED FUNDO DE INVESTIMENTO MULTIMERCADO, BTG PACTUAL MULTISTRATEGIES ADVANCED PLUS FUNDO DE INVESTIMENTO MULTIMERCADO, COMSHELL FUNDO DE INVESTIMENTO DE ACOES, FUNDO DE INVESTIMENTO MULTIMERCADO MODERADO RONCADOR, FUNDO DE INVESTIMENTO MULTIMERCADO UNIPREV III, TURMALINA FUNDO DE INVESTIMENTO DE ACOES, ARPOADOR FUNDO DE INVESTIMENTO MULTIMERCADO, MBPREV I FUNDO DE INVESTIMENTO

MULTIMERCADO, PREVIDENCIA B FUNDO DE INVESTIMENTO DE ACOES, MARIANA SALLOWICZ, MARIA GABRIELA CAMPOS DA SILVA MENEZES CORTES, DANIELLA GESZIKTER VENTURA, LUIZ ANTONIO DE SAMPAIO CAMPOS, RAFAEL PADILHA CALABRIA.

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, March 27, 2014.

Rafael Padilha Calábria

Secretary